EXHIBIT (99)(a)

EARNINGS RELEASE

October 19, 2026

Contact:	William D. Cable, Sr.
President and Chief Executive Officer

Jeffrey N. Hooper
Executive Vice President and Chief Financial Officer

828-464-5620

For Immediate Release

PEOPLES BANCORP ANNOUNCES THIRD QUARTER 2026 RESULTS

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK) (the “Company”), the parent company of Peoples Bank (the “Bank”), reported third quarter 2026 results with highlights as follows:

Third quarter 2026 highlights:

•	Net earnings were $5.7 million or $1.08 per share and $1.05 per diluted share for the three months ended September 30, 2026, as compared to $3.7 million or $0.70 per share and $0.67 per diluted share for the same period one year ago.
•	Net interest margin was 3.85% for the three months ended September 30, 2026, compared to 3.58% for the three months ended September 30, 2025.

Year-to-date highlights:

•	Net earnings were $15.4 million or $2.89 per share and $2.81 per diluted share for the nine months ended September 30, 2026, compared to $13.2 million or $2.49 per share and $2.41 per diluted share for the same period one year ago.
•	Cash dividends were $0.80 per share for the nine months ended September 30, 2026, compared to $0.76 per share for the prior year period.
•	Total loans were $1.30 billion at September 30, 2026, compared to $1.20 billion at December 31, 2025.
•	Non-performing assets were $4.3 million or 0.25% of total assets at September 30, 2026, compared to $4.2 million or 0.25% of total assets at December 31, 2025.
•	Total deposits were $1.57 billion at September 30, 2026, compared to $1.51 billion at December 31, 2025.
•	Core deposits, a non-GAAP measure, were $1.44 billion or 91.90% of total deposits at September 30, 2026, compared to $1.35 billion or 89.44% of total deposits at December 31, 2025.
•	Net interest margin was 3.78% for the nine months ended September 30, 2026, compared to 3.55% for the nine months ended September 30, 2025.

Net earnings were $5.7 million or $1.08 per share and $1.05 per diluted share for the three months ended September 30, 2026, as compared to $3.7 million or $0.70 per share and $0.67 per diluted share for the same period one year ago. William D. Cable, Sr., President and Chief Executive Officer, noted third quarter net earnings reflect an increase in net interest income, a decrease in the provision for credit losses and a decrease in non-interest expense which were partially offset by a decrease in non-interest income, compared to the prior year period, as discussed below.

Net interest income was $16.7 million for the three months ended September 30, 2026, compared to $15.1 million for the three months ended September 30, 2025. The increase in net interest income is due to a $938,000 increase in interest income and a $634,000 decrease in interest expense. The increase in interest income is primarily due to a $1.9 million increase in interest income and fees on loans, which was partially offset by a $653,000 decrease in interest income on balances due from banks and a $269,000 decrease in interest income on investment securities. The increase in interest income and fees on loans is primarily due to an increase in total loans. The decrease in interest income on balances due from banks is due to a decrease in average balances outstanding and rate decreases implemented by the Federal Reserve from September 2025 through December 2025. The decrease in interest income on investment securities is due to a reduction in balances outstanding and decreases in yields on variable rate securities. The decrease in interest expense is primarily due to a decrease in rates paid on interest-bearing liabilities resulting from rate decreases implemented by the Federal Reserve from September 2025 through December 2025 and a $12.2 million decrease in time deposits from June 30, 2026 to September 30, 2026. Net interest income after the provision for credit losses was $16.4 million for the three months ended September 30, 2026, compared to $14.6 million for the three months ended September 30, 2025. The provision for credit losses for the three months ended September 30, 2026 was $250,000, compared to $530,000 for the three months ended September 30, 2025.The decrease in the provision for credit losses reflects decreases of $6.8 million in pooled commercial construction loan balances and $14.7 million in pooled non-owner-occupied commercial real estate loan balances during the three months ended September 30, 2026, compared to the three months ended September 30, 2025. Additionally, the decrease in the provision for credit losses includes a $99,000 decrease in net charge-offs during the three months ended September 30, 2026, compared to the three months ended September 30, 2025.

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Non-interest income was $6.7 million for the three months ended September 30, 2026, compared to $7.1 million for the three months ended September 30, 2025. The decrease in non-interest income is primarily attributable to a $718,000 decrease in appraisal management fee income due to a decrease in appraisal volume, which was partially offset by a $193,000 increase in miscellaneous non-interest income primarily due to an increase in deferred compensation income associated with an increase in valuations for the assets in the deferred compensation plan.

Non-interest expense was $15.8 million for the three months ended September 30, 2026, compared to $16.9 million for the three months ended September 30, 2025. The decrease in non-interest expense is primarily attributable to a $791,000 decrease in professional fees primarily due to a decrease in legal fees, a $311,000 decrease in debit card expense and a $545,000 decrease in appraisal management fee expense due to a decrease in appraisal volume. These decreases in non-interest expense were partially offset by a $164,000 increase in occupancy expense primarily due to an increase in furniture and equipment maintenance/service contract expenses and a $261,000 increase in miscellaneous non-interest expense primarily due to an increase in deferred compensation expense associated with an increase in valuations for the assets in the deferred compensation plan and increases in various other expenses.

Net earnings were $15.4 million or $2.89 per share and $2.81 per diluted share for the nine months ended September 30, 2026, compared to $13.2 million or $2.49 per share and $2.41 per diluted share for the same period one year ago. The increase in year-to-date net earnings is primarily attributable to an increase in net interest income and a decrease in non-interest expense, which were partially offset by an increase in the provision for credit losses and a decrease in non-interest income, compared to the prior year period, as discussed below.

Net interest income was $47.8 million for the nine months ended September 30, 2026, compared to $43.7 million for the nine months ended September 30, 2025. The increase in net interest income is due to a $2.7 million increase in interest income and a $1.5 million decrease in interest expense. The increase in interest income is primarily due to a $4.9 million increase in interest income and fees on loans, which was partially offset by a $1.3 million decrease in interest income on balances due from banks and a $942,000 decrease in interest income on investment securities. The increase in interest income and fees on loans is primarily due to an increase in total loans. The decrease in interest income on balances due from banks is due to a decrease in average balances outstanding and rate decreases implemented by the Federal Reserve from September 2025 through December 2025. The decrease in interest income on investment securities is due to a reduction in balances outstanding and decreases in yields on variable rate securities. The decrease in interest expense is primarily due to a decrease in rates paid on interest-bearing liabilities resulting from rate decreases implemented by the Federal Reserve from September 2025 through December 2025 and a $58.7 million decrease in time deposits from December 31, 2025 to September 30, 2026. Net interest income after the provision for credit losses was $46.7 million for the nine months ended September 30, 2026, compared to $43.1 million for the nine months ended September 30, 2025. The provision for credit losses for the nine months ended September 30, 2026 was $1.1 million, compared to $585,000 for the nine months ended September 30, 2025. The increase in the provision for credit losses reflects continued growth in total loans, which increased $98.6 million during the nine months ended September 30, 2026, compared to an increase of $45.0 million during the nine months ended September 30, 2025.

Non-interest income was $20.3 million for the nine months ended September 30, 2026, compared to $21.3 million for the nine months ended September 30, 2025. The decrease in non-interest income is primarily attributable to a $2.1 million decrease in appraisal management fee income due to a decrease in appraisal volume, which was partially offset by a $181,000 increase in mortgage banking income due to an increase in secondary mortgage market activity and a $685,000 increase in miscellaneous non-interest income primarily due to an increase in deferred compensation income associated with an increase in valuations for the assets in the deferred compensation plan and an increase in income on Small Business Investment Company (SBIC) investments.

Non-interest expense was $47.2 million for the nine months ended September 30, 2026, compared to $47.3 million for the nine months ended September 30, 2025. The decrease in non-interest expense is primarily attributable to a $1.6 million decrease in appraisal management fee expense due to a decrease in appraisal volume and a $612,000 decrease in professional fees primarily due to a decrease in legal fees. These decreases in non-interest expense were partially offset by a $422,000 increase in salaries and employee benefits expense primarily due to increases in salary and restricted stock expenses, a $925,000 increase in occupancy expense primarily due to an increase in furniture and equipment maintenance/service contract expenses, a $120,000 increase in debit card expense and a $554,000 increase in miscellaneous non-interest expense primarily due to an increase in deferred compensation expense associated with an increase in valuations for the assets in the deferred compensation plan.

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Income tax expense was $1.6 million for the three months ended September 30, 2026, compared to $1.1 million for the three months ended September 30, 2025. The effective tax rate was 22.25% for the three months ended September 30, 2026, compared to 22.95% for the three months ended September 30, 2025. Income tax expense was $4.4 million for the nine months ended September 30, 2026, compared to $3.9 million for the nine months ended September 30, 2025. The effective tax rate was 22.21% for the nine months ended September 30, 2026, compared to 22.77% for the nine months ended September 30, 2025. The decrease in the effective tax rate is primarily due to the North Carolina corporate income tax rate decreasing from 2.25% to 2.00% effective January 1, 2026 and the revaluation of the deferred tax asset due to further upcoming reductions in the North Carolina corporate income tax rate.

Total assets were $1.76 billion as of September 30, 2026, compared to $1.70 billion as of December 31, 2025. Available for sale securities were $341.6 million as of September 30, 2026, compared to $377.4 million as of December 31, 2025. Total loans were $1.30 billion as of September 30, 2026, compared to $1.20 billion at December 31, 2025.

Non-performing assets were $4.3 million or 0.25% of total assets at September 30, 2026, compared to $4.2 million or 0.25% of total assets at December 31, 2025. Non-performing assets comprise $3.6 million in residential mortgage loans, $668,000 in commercial mortgage loansand $114,000 in other loans at September 30, 2026, compared to $3.6 million in residential mortgage loans and $533,000 in commercial mortgage loans at December 31, 2025.

The allowance for credit losses on loans was $10.7 million or 0.82% of total loans at September 30, 2026, compared to $10.1 million or 0.84% of total loans at December 31, 2025. The allowance for credit losses on loans increased $572,000 from December 31, 2025 to September 30, 2026 primarily due to a $98.6 million increase in total loans over the same period. The allowance for credit losses on unfunded commitments was $1.7 million at September 30, 2026, compared to $1.4 million at December 31, 2025. The increase in the allowance for credit losses on unfunded commitments was due to a $21.3 million increase in unfunded loan commitments from December 31, 2025 to September 30, 2026. The allowance for credit losses on unfunded commitments is included in other liabilities on the Company’s consolidated balance sheets. Management believes the current level of the allowance for credit losses is adequate; however, there is no guarantee that additional adjustments to the allowance will not be required because of changes in economic conditions, regulatory requirements or other factors.

Deposits were $1.57 billion as of September 30, 2026, compared to $1.51 billion as of December 31, 2025. Core deposits, a non-GAAP measure, which include noninterest-bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposit of denominations of less than $250,000, were $1.44 billion at September 30, 2026, compared to $1.35 billion at December 31, 2025. Management believes it is useful to calculate and present core deposits because of the positive impact this low cost funding source provides to the Bank’s overall cost of funds and profitability. Certificates of deposit in amounts of $250,000 or more totaled $126.9 million at September 30, 2026, compared to $160.4 million at December 31, 2025.

Junior subordinated debentures were $15.5 million at September 30, 2026 and December 31, 2025. Shareholders’ equity was $157.7 million, or 8.95% of total assets, at September 30, 2026, compared to $157.1 million, or 9.23% of total assets, at December 31, 2025. The decrease in the equity-to-assets ratio is primarily due to an increase in the unrealized loss on investment securities available for sale due to rate changes between December 31, 2025 and September 30, 2026.

Peoples Bank operates 15 banking offices in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg and Iredell Counties. The Bank also operates loan production offices in Lincoln, Mecklenburg, Rowan and Forsyth Counties. The Company’s common stock is publicly traded and is listed on the Nasdaq Global Market under the symbol “PEBK.”

Statements made in this earnings release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared. These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, (1) competition in the markets served by the Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission, including but not limited to those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

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CONSOLIDATED BALANCE SHEETS
September 30, 2026, December 31, 2025 and September 30, 2025
(Dollars in thousands)

	September 30, 2026	December 31, 2025	September 30, 2025
	(Unaudited)	(Audited)	(Unaudited)
ASSETS:
Cash and due from banks	$26,194	$27,721	$28,714
Interest-bearing deposits	30,956	30,384	88,302
Cash and cash equivalents	57,150	58,105	117,016

Investment securities available for sale	341,558	377,363	376,868
Other investments	2,551	2,595	2,621
Total securities	344,109	379,958	379,489

Mortgage loans held for sale	733	1,136	1,390

Loans	1,302,938	1,204,388	1,183,442
Less: Allowance for credit losses on loans	(10,698)	(10,126)	(10,206)
Net loans	1,292,240	1,194,262	1,173,236

Premises and equipment, net	13,955	14,162	14,417
Cash surrender value of life insurance	18,233	17,837	17,710
Right of use lease asset	2,976	3,477	3,663
Accrued interest receivable and other assets	32,794	33,211	31,415
Total assets	$1,762,190	$1,702,148	$1,738,336

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Noninterest-bearing demand	$401,807	$394,563	$410,802
Interest-bearing demand, MMDA & savings	870,953	760,883	779,939
Time, $250,000 and over	126,943	160,389	160,704
Other time	168,112	193,390	201,445
Total deposits	1,567,815	1,509,225	1,552,890

Junior subordinated debentures	15,464	15,464	15,464
Lease liability	3,122	3,615	3,796
Accrued interest payable and other liabilities	18,133	16,726	16,719
Total liabilities	1,604,534	1,545,030	1,588,869

Shareholders' equity:
Preferred stock, no par value; authorized 5,000,000 shares; no shares issued and outstanding	-	-	-
Common stock, no par value; authorized 20,000,000 shares; issued and outstanding 5,461,490 shares at 9/30/26, 5,459,441 shares at 12/31/25, 5,459,441 shares at 9/30/25	48,782	48,708	48,708
Common stock held by deferred compensation trust, at cost; 140,655 shares at 9/30/26, 150,288 shares at 12/31/25, 150,423 shares at 9/30/25	(1,101)	(1,510)	(1,523)
Deferred compensation	1,101	1,510	1,523
Retained earnings	146,635	135,645	130,105
Accumulated other comprehensive loss	(37,761)	(27,235)	(29,346)
Total shareholders' equity	157,656	157,118	149,467

Total liabilities and shareholders' equity	$1,762,190	$1,702,148	$1,738,336

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CONSOLIDATED STATEMENTS OF INCOME
For the three and nine months ended September 30, 2026 and 2025
(Dollars in thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2026	2025	2026	2025
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$19,034	$17,174	$54,703	$49,838
Interest on due from banks	356	1,009	792	2,065
Interest on investment securities:
U.S. Government sponsored enterprises	1,903	1,990	5,772	6,338
State and political subdivisions	694	694	2,081	2,082
Other	356	538	1,397	1,772
Total interest income	22,343	21,405	64,745	62,095

INTEREST EXPENSE:
Interest-bearing demand, MMDA & savings deposits	3,276	2,868	9,221	8,249
Time deposits	2,155	3,174	7,107	9,459
Junior subordinated debentures	221	244	655	727
Total interest expense	5,652	6,286	16,983	18,435

NET INTEREST INCOME	16,691	15,119	47,762	43,660
PROVISION FOR CREDIT LOSSES	250	530	1,103	585
NET INTEREST INCOME AFTER
PROVISION FOR CREDIT LOSSES	16,441	14,589	46,659	43,075

NON-INTEREST INCOME:
Service charges	1,481	1,404	4,265	4,188
Other service charges and fees	178	184	528	526
Gain/(loss) on sale of securities	-	-	-	(4)
Mortgage banking income	114	149	398	217
Insurance and brokerage commissions	301	250	818	745
Appraisal management fee income	2,883	3,601	8,547	10,616
Miscellaneous	1,732	1,539	5,746	5,061
Total non-interest income	6,689	7,127	20,302	21,349

NON-INTEREST EXPENSES:
Salaries and employee benefits	7,099	7,094	21,472	21,050
Occupancy	2,442	2,278	7,289	6,364
Professional fees	604	1,395	1,849	2,461
Advertising	317	266	807	764
Debit card expense	494	805	1,388	1,268
FDIC insurance	202	196	593	578
Appraisal management fee expense	2,313	2,858	6,846	8,433
Miscellaneous	2,293	2,032	6,973	6,419
Total non-interest expense	15,764	16,924	47,217	47,337

EARNINGS BEFORE INCOME TAXES	7,366	4,792	19,744	17,087
INCOME TAXES	1,639	1,100	4,385	3,890

NET EARNINGS	$5,727	$3,692	$15,359	$13,197

PER SHARE AMOUNTS
Basic net earnings	$1.08	$0.70	$2.89	$2.49
Diluted net earnings	$1.05	$0.67	$2.81	$2.41
Cash dividends	$0.21	$0.20	$0.80	$0.76
Book value	$29.63	$28.15	$29.63	$28.15

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FINANCIAL HIGHLIGHTS
For the three and nine months ended September 30, 2026 and 2025, and the year ended December 31, 2025
(Dollars in thousands)

	Three months ended		Nine months ended		Year ended
	September 30,		September 30,		December 31,
	2026	2025	2026	2025	2025
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$395,089	$411,583	$404,472	$420,159	$418,469
Loans	1,284,318	1,170,760	1,253,303	1,156,515	1,165,212
Earning assets	1,721,230	1,676,108	1,690,030	1,642,637	1,653,293
Assets	1,764,858	1,718,077	1,735,746	1,683,667	1,695,711
Deposits	1,575,059	1,545,829	1,548,838	1,516,925	1,525,479
Shareholders' equity	159,714	142,490	163,038	140,882	148,795

SELECTED KEY DATA:
Net interest margin (tax equivalent) (1)	3.85%	3.58%	3.78%	3.55%	3.57%
Return on average assets	1.29%	0.85%	1.18%	1.05%	1.17%
Return on average shareholders' equity	14.23%	10.28%	12.60%	12.52%	13.33%
Average shareholders' equity to total average assets	9.05%	8.29%	9.39%	8.37%	8.77%

	September 30, 2026	September 30, 2025	December 31, 2025
	(Unaudited)	(Unaudited)	(Audited)

ALLOWANCE FOR CREDIT LOSSES:
Allowance for credit losses on loans	$10,698	$10,206	$10,126
Allowance for credit losses on unfunded commitments	1,668	1,176	1,403
Provision for credit losses (2)	1,103	585	938
Charge-offs (2)	(491)	(533)	(852)
Recoveries (2)	225	234	347

ASSET QUALITY:
Non-accrual loans	$4,347	$5,113	$4,176
90 days past due and still accruing	-	-	-
Other real estate owned	-	-	-
Total non-performing assets	$4,347	$5,113	$4,176
Non-performing assets to total assets	0.25%	0.29%	0.25%
Allowance for credit losses on loans to non-performing assets	246.10%	199.61%	242.48%
Allowance for credit losses on loans to total loans	0.82%	0.86%	0.84%

LOAN RISK GRADE ANALYSIS:
Percentage of loans by risk grade

Risk Grade 1 (excellent quality)	0.15%	0.30%	0.24%
Risk Grade 2 (high quality)	20.22%	20.24%	19.42%
Risk Grade 3 (good quality)	73.77%	71.60%	72.92%
Risk Grade 4 (management attention)	5.25%	6.94%	6.71%
Risk Grade 5 (watch)	0.23%	0.41%	0.30%
Risk Grade 6 (substandard)	0.38%	0.51%	0.41%
Risk Grade 7 (doubtful)	0.00%	0.00%	0.00%
Risk Grade 8 (loss)	0.00%	0.00%	0.00%

At September 30, 2026, including non-accrual loans, there were no relationships exceeding $1.0 million in either the Watch or Substandard risk grade. At September 30, 2025, including non-accrual loans, there was one relationship exceeding $1.0 million in the Watch risk grade, which totaled $1.4 million; there were no relationships exceeding $1.0 million in the Substandard risk grade.  At December 31, 2025, including non-accrual loans, there were no relationships exceeding $1.0 million in either the Watch or Substandard risk grade.

(1) This amount reflects the tax benefit that the Company receives related to its tax-exempt loans and securities, which carry interest rates lower than similar taxable investments due to their tax-exempt status.  This amount has been computed using an effective tax rate of 22.58% and is reduced by the related nondeductible portion of interest expense.

(2) For the nine months ended September 30, 2026 and 2025, and the year ended December 31, 2025.

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